Exhibit 10.2

DATED 24 October 2005

OSI SYSTEMS, INC.

UDT SENSORS, INC

and

COLLINS STEWART LIMITED

and

SPACELABS HEALTHCARE, INC.

Lock-In and Orderly Marketing Agreement

in relation to Spacelabs Healthcare, Inc.

Adelaide House London Bridge London EC4R 9HA

tel +44 (0) 20 7760 1000 fax +44 (0) 20 7760 1111

Contents

1	Interpretation	1
2	Restrictions	3
3	Time of Essence	5
4	Waiver	6
5	Invalidity and Severability	6
6	Notices	6
7	Counterparts	8
8	Entire Agreement	8
9	Assignment	8
10	Third Party Rights	9
11	Governing Law and Jurisdiction	9

THIS AGREEMENT is made on 24 October, 2005

BETWEEN:

1	OSI SYSTEMS, INC of 12525 Chadron Ave, Hawthorne CA 90250 USA and UDT SENSORS, INC of 12525 Chadron Ave, Hawthorne CA 90250 USA (each a “Covenantor”); and

2	COLLINS STEWART LIMITED whose registered office is at 9th Floor, 88 Wood Street, London EC2V 7QR (the “Nominated Adviser”); and

3	SPACELABS HEALTHCARE, INC. whose registered office is at 5150 220th Avenue SE, Issaquah, Washington 98029, USA (the “Company”).

RECITALS:

(A)	The Company wishes to raise additional funds by the issue of Common Stock for cash and desires to obtain the admission to trading on AIM of its Common Stock issued and to be issued pursuant to the Placing.

(B)	The Covenantors are the registered and beneficial holder of Common Stock.

(C)	The Covenantors have agreed with the Nominated Adviser to enter into certain restrictions with regard to the disposal by it of the Shares held by it in anticipation of the Nominated Adviser acting as nominated adviser and broker to the Company following Admission.

THE PARTIES AGREE AS FOLLOWS:

1	Interpretation

1.1	The following provisions of this clause shall have effect for the interpretation of this agreement.

1.2	The following words and expressions shall, unless the context otherwise requires, have the following meanings:

Act	means Companies Act 1985;

Admission	means the admission to trading on AIM of the whole of the issued Common Stock of the Company (as enlarged by the Placing), and a reference to “becoming effective” is to be construed in accordance with rule 6 of the AIM Rules;

Admission Document	means the document in the agreed form proposed to be published on behalf of the Company in connection with the Company’s application to be made to the London Stock Exchange for Admission as required by rule 3 of the AIM Rules;

AIM	means AIM, a market operated by the London Stock Exchange;

AIM Rules	means the rules published by the London Stock Exchange governing admission to AIM and the regulation of AIM companies as amended or reissued from time to time;

Business Day	means a day (excluding Saturdays, Sundays and public holidays) on which banks are open for normal banking business in the City of London;

Common Stock	the shares of common stock in the capital of the Company with par value $0,001 each;

London Stock Exchange	means London Stock Exchange pic;

Placing	means the proposed placing by the Nominated Adviser of new Common Stock in accordance with the placing agreement entered into by the Nominated Adviser and the Company (amongst others) and as more particularly described in the Admission Document; and

U.S. Reporting Company	a company that issues securities in an offering registered under the Securities Act of 1933, as amended, or is required to register a class of its outstanding securities under the Securities Exchange Act of 1934, as amended.

1.3	In this agreement, unless otherwise specified, reference to:

1.3.1	“includes” and “including” shall mean including without limitation;

1.3.2

a “subsidiary undertaking” or “parent undertaking” is to be construed in accordance with section 258 of the Act and a “subsidiary” or “holding company” is to be construed in accordance with section 736 of the Act and an “associated company” is to be construed in accordance with section 416 et seq. of the Income and Corporation Taxes Act 1988;

1.3.3	a party means a party to this agreement and includes the successors in title to that part of its undertaking which includes this agreement and, in the case of an individual, to his or her estate and personal representatives;

1.3.4	recitals, clauses, paragraphs or schedules are to recitals, clauses and paragraphs of and schedules to this agreement. The schedule forms part of the operative provisions of this agreement and references to this agreement shall, unless the context otherwise requires, include references to the recitals and the schedules;

1.3.5	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders; and

1.3.6	the time of the day is reference to time in London, England.

1.4	The index to and the headings in this agreement are for information only and are to be ignored in construing the same.

2	Restrictions

2.1	In consideration of the Nominated Adviser and the Company entering into arrangements in relation to the Placing and procuring Admission, the Covenantors hereby undertake to the Nominated Adviser and the Company:

2.1.1	not at any time prior to the first anniversary of the date of Admission without the prior written consent of the Nominated Adviser, to offer, dispose of, or agree to offer or dispose of, directly or indirectly, any Common Stock or any interest in any Common Stock or other shares in the capital of the Company or any securities convertible into or exchangeable for Common Stock or other shares in the capital of the Company (including any Common Stock resulting from the exercise of options issued or to be issued by the Company); or

2.1.2

 not at any time prior to the first anniversary of the date of Admission without the prior written consent of the Nominated Adviser, to enter into or agree to enter into any derivative transaction of any type whatsoever (including, without limitation, any swap, contract for differences, option, warrant or futures transaction or arrangement) in respect of, or referenced to, the sale or disposal of any Common Stock or other shares in the capital of the Company, whether any such transaction is settled by delivery of Common Stock or other securities, in cash or otherwise; or

2.1.3	in order to preserve an orderly market in the Common Stock, not to take any action described in clauses 2.1.1 or 2.1.2 above at any time in the period commencing on the first anniversary of the date of Admission and ending on the date of the second anniversary of Admission (the “Relevant Period”), except through the Nominated Adviser (or such other broker appointed by the Company from time to time) as the agent selling stockbroker (subject to (i) the Company’s broker’s duty to provide “best excecution” as required under the applicable rules of the UK Financial Services Authority’s “Conduct of Business Sourcebook”; and (ii) the Company’s broker charging a market rate of commission);

2.1.4	in the event that a Covenantor wishes to take any action described in clauses 2.1.1 and 2.1.2 above during the Relevant Period in relation to a transfer of common stock to a third party in a private transaction (not arranged by the Nominated Adviser), the Nominated Adviser’s consent shall be required (such consent not to be unreasonably withheld or delayed) provided that the transferee agrees by deed in a form to be approved by the Nominated Adviser (such consent not to be unreasonably withheld) to be bound by provisions of clause 2.1.3. In the event of such transfer no commission shall be payable to the Nomad.

In this clause 2.1 “dispose” includes mortgaging, pledging, charging, lending, assigning, selling, transferring or otherwise disposing of the relevant securities.

2.2	The provisions of clause 2.1.3 shall cease to have effect upon the Company effecting a dual listing of the Company or listing on any other recognised investment exchange (including, for the avoidance of doubt, NASDAQ) or in the event of the Company becoming a US Reporting Company.

2.3	The provisions of clause 2.1 shall not apply:

2.3.1	to an acceptance of, or pursuant to the provisions of an undertaking to accept, a general offer made to all shareholders of the Company to acquire Common Stock by a person who is not acting in concert with the Covenantor (a “Third Party Offer”);

2.3.2	to the giving of an irrevocable undertaking to accept a Third Party Offer;

2.3.3	to selling any Common Stock to a person making a Third Party Offer or a person who has announced an intention to make a Third Party Offer;

2.3.4	to making a counter-bid following a Third Party Offer;

2.3.5	pursuant to any scheme of reconstruction in relation to the Company;

2.3.6	upon an intervening court order which has not been obtained with the consent of the Covenantor; or

2.3.7	to any body corporate which is a member of a group (as defined in section 262 of the Companies Act 1985) of which the Covenantor is then a member, provided that:

2.3.7.1	the transfer is made off-market;

2.3.7.2	the transferee agrees by deed in a form approved by the Company’s broker to be bound by the provisions of clause 2.1; and

2.3.7.3	if the transferee ceases to be a member of the same group as the Covenantor, then the Covenantor must procure that such Common Stock transferred are promptly transferred back to the Covenantor or to another member of its group.

3	Time of Essence

Save as otherwise expressly provided in this agreement, time is of the essence to every obligation of this agreement and any agreement amending or substituting its terms.

4	Waiver

4.1	A waiver of any term, provision or condition of, or consent granted under, this agreement shall be effective only if given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given.

4.2	No failure or delay on the part of any party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.3	No breach of any provision of this agreement shall be waived or discharged except with the express written consent of the parties.

4.4	The rights and remedies herein provided are cumulative with and not exclusive of any rights or remedies provided by law.

5	Invalidity and Severability

5.1	If any provision of this agreement is or becomes (whether or not pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under any law of any jurisdiction:

5.1.1	the validity, legality and enforceability under the law of that jurisdiction of any other provision;

5.1.2	the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

5.1.3	shall not be affected or impaired in any way thereby.

5.2	If any provision of this agreement shall be held to be void or illegal, invalid or unenforceable, in whole or in part, for any reason whatsoever, such provision or part shall to that extent be deemed not to form part of this agreement but the legality, validity and enforceability of the remaining provisions of this agreement shall not be affected.

6	Notices

6.1	Any notice, demand or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing and shall be delivered personally or sent by facsimile or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

in the case of the Covenantors to:

Name:	OSI Systems, Inc and UDT Sensors, Inc respectively

Address:	12525 Chadron Avenue, Hawthorne CA 90250, USA

Fax:	310 970 0862

Attention:	CEO, Copy to General Counsel

in the case of the Company to:

Name:	Spacelabs Healthcare, Inc.

Address:	12525 Chadron Avenue, Hawthorne CA 90250, USA

Fax:	310 970 0862

Attention:	CEO, Copy to General Counsel

in the case of Nominated Adviser to:

Name:	Collins Stewart Limited

Address:	9th Floor, 88 Wood Street, London EC2V 7QR

Fax:	+ 44 20 7523 8131

Attention:	Mr. Tim Mickley

and shall be deemed to have been duly given or made as follows:

6.1.1	if personally delivered, upon delivery at the address of the relevant party;

6.1.2	if sent by first class post, two Business Days after the date of posting;

6.1.3	if sent by air mail, five Business Days after the date of posting; and

6.1.4	if sent by facsimile, when despatched,

provided that if, in accordance with the above provision, any such notice, demand or other communication would otherwise be deemed to be given or made after

5.00 p.m. such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

6.2	A party may notify the other parties to this agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of clause 6.1 provided that such notification shall only be effective:

6.2.1	on the date specified in the notification as the date on which the change is to take place; or

6.2.2	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

7	Counterparts

7.1	This agreement may be executed in any number of counterparts which together shall constitute one agreement. Any party may enter into this agreement by executing a counterpart and this agreement shall not take affect until it has been executed by all parties.

7.2	Delivery of an executed counterpart of a signature page by facsimile transmission shall take effect as delivery of an executed counterpart of this agreement. If such method is adopted, without prejudice to the validity of such agreement, each party shall provide the others with the original of such page as soon as reasonably practicable thereafter.

8	Entire Agreement

8.1	Each of the parties acknowledges and agrees with the other parties that this agreement constitutes the entire and only agreement and understanding between the parties in relation to its subject matter.

8.2	This agreement may be varied only by a document signed by each party.

9	Assignment

No party to this agreement may assign, transfer or charge all or any of any other party’s obligations nor any of its rights or benefits arising under this agreement without the prior written consent of all the other parties.

10	Third Party Rights

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no rights or benefits expressly or impliedly conferred by it shall be enforceable under that Act against the parties to it by any other person but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

11	Governing Law and Jurisdiction

11.1	This agreement (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

11.2	Each of the parties to this agreement irrevocably agrees that the courts in England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings, and/or to settle any disputes, which may arise out of or in connection with this agreement (respectively, “Proceedings” and “Disputes”) and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

11.3	Nothing in this clause shall (or shall be construed so as to) limit the right of the Nominated Adviser to take Proceedings against the Company or the Covenantors in the courts of any country in which any of the Company or the Covenantors have assets or in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not), if and to the extent permitted by applicable law.

11.4	Without prejudice to any other permitted mode of service the parties agree that service of any claim form, notice or other document (“Documents”) for the purpose of any Proceedings begun in England shall be duly served upon it if delivered or sent by registered post, in the case of:

11.4.1	the Covenantors to the CEO at OSI Systems, Inc. 12525 Chadron Avenue, Hawthorne, CA 90250 USA and the CEO at UDT Sensors Inc 12525 Chadron Avenue, Hawthorne, CA 90250 USA;

11.4.2	the Company to the Company (marked for the attention of the CEO Spacelabs Healthcare, Inc 12525 Chadron Avenue, Hawthorne, CA 90250 USA); and

11.4.3	the Nominated Adviser to Collins Stewart Limited at, 9th Floor, 88 Wood Street, London EC2V 7QR (marked for the attention of Mr. Tim Mickley),

or such other person or address in England and/or Wales as the Company or the Covenantor shall notify the Nominated Adviser in writing or vice versa from time to time. Nothing contained in this clause 11.4 affects the right to serve process in another manner permitted by law.

IN WITNESS whereof this agreement has been executed and delivered on the date first above written.

Executed as a deed by SPACELABS HEALTHCARE, INC. acting by:	)	/s/ Nikhil Mehta
)
)
Director
Director/Secretary

Signed by Philip P. Roe	)
)
for and on behalf of COLLINS STEWART LIMITED:	)	/s/ Philip P. Roe
)

SIGNED AND DELIVERED AS A DEED by OSI Systems, Inc., a company incorporated in USA acting by Deepak Chopra Victor Sze (being a person(s) who, in accordance with the laws of that territory, is/are acting under the authority of the company) in the presence of:	Sign here
/s/ Deepak Chopra

/s/ Victor Sze

Authorised signatory (or signatories)

Witness: Signature	/s/ David Amzallag
Name	David Amzallag
Address	110 Cannon St
London
Occupation	Solicitor

SIGNED AND DELIVERED AS A DEED by UDT Sensors, Inc., a company incorporated in USA, acting by Deepak Chopra Victor Sze (being a person(s) who, in accordance with the laws of that territory, is/are acting under the authority of the company) in the presence of:	Sign here
/s/ Deepak Chopra

/s/ Victor Sze

Authorised signatory (or signatories)

Witness: Signature	/s/ David Amzallag
Name	David Amzallag
Address	110 Cannon St
London
Occupation	Solicitor